     As filed with the Securities and Exchange Commission on October 2, 2000

                                            Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                       MISSISSIPPI VALLEY BANCSHARES, INC.
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)

           Missouri                                       43-1336298
   ------------------------                   ----------------------------------
   (State of incorporation)                   I.R.S. Employer Identification No.

                13205 Manchester Road, St. Louis, Missouri 63131
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   1991 STOCK OPTION PLAN (FIVE-YEAR OPTIONS)
                  --------------------------------------------
                            (Full title of the plan)

                                 Andrew N. Baur
                      Chairman and Chief Executive Officer
                       Mississippi Valley Bancshares, Inc.
                              13205 Manchester Road
                            St. Louis, Missouri 63131
                     --------------------------------------
                     (Name and address of agent for service)

                                 (314) 543-3512
               --------------------------------------------------
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

  Title of securities      Amount to be               Proposed maximum                 Proposed maximum                Amount of
   to be registered         registered            offering price per share*        aggregate offering price        registration fee

------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par      300,000 shares                    $25.75                       $7,725,000.00                 $2,039.40
value $1.00 per share
------------------------------------------------------------------------------------------------------------------------------------

* Average of high and low trading prices of registrant's Common Stock as quoted on the NASDAQ National Market on September 28, 2000.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        This Registration Statement is being filed for the purpose of registering additional securities of the same class (common stock, par value $1.00 per share) as other securities for which earlier registration statements on Form S-8 relating to the same employee benefit plan are effective.
        Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements, File No. 33-70208 and File No. 33-73361, are hereby incorporated by reference.


ITEM 8:  EXHIBITS.

        The Exhibits listed in the Exhibit Index below, hereby incorporated by reference, are filed as a part of this Registration Statement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on August 31, 2000.

                                           MISSISSIPPI VALLEY BANCSHARES, INC.


                                           By:  s/ANDREW N. BAUR
                                              ----------------------------------
                                                  Andrew N. Baur, Chairman and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Andrew N. Baur and Linn H. Bealke his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



August 31, 2000              /s/ Andrew N. Baur                        Chairman, Chief Executive
                  --------------------------------------------         (Principal Executive Officer)



August 31, 2000              /s/ Linn H. Bealke                        President and Director
                  --------------------------------------------
                  Linn H. Bealke


August 31, 2000              /s/ John T. Baumstark                     Director
                  --------------------------------------------
                  John T. Baumstark


August 31, 2000              /s/ Andrew S. Baur                        Director
                  --------------------------------------------
                  Andrew S. Baur


August 31, 2000              /s/ Alice C. Behan                        Director
                  --------------------------------------------
                  Alice C. Behan


August 31, 2000              /s/ William H.T. Bush                     Director
                  --------------------------------------------
                  William H.T. Bush


August 31, 2000              /s/ Franklin J. Cornwell, Jr.             Director
                  --------------------------------------------
                  Franklin J. Cornwell, Jr.


August 31, 2000              /s/ Theodore P. Desloge, Jr.              Director
                  --------------------------------------------
                  Theodore P. Desloge, Jr.


August 31, 2000              /s/ Louis N. Goldring                     Director
                  --------------------------------------------
                  Louis N. Goldring


August 31, 2000              /s/ Richard T. Grote                      Director
                  --------------------------------------------
                  Richard T. Grote


August 31, 2000              /s/ Frederick O. Hanser                   Director
                  -----------------------------------
                  Frederick O. Hanser


August 31, 2000                                                        Director
                  --------------------------------------------
                  G. Watts Humphrey, Jr.


August 31, 2000              /s/ Donna D. Lambert                      Director
                  --------------------------------------------
                  Donna D. Lambert


August 31, 2000              /s/ Michael D. Latta                      Director
                  --------------------------------------------
                  Michael D. Latta


August 31, 2000              /s/ Mont S. Levy                          Director
                  --------------------------------------------
                  Mont S. Levy


August 31, 2000              /s/ Lewis B. Shepley                      Director
                  --------------------------------------------
                  Lewis B. Shepley


August 31, 2000              /s/ Paul M. Strieker                    Executive Vice President,
                  --------------------------------------------       Controller and Chief
                  Paul M. Strieker                                   Financial Officer

                                  EXHIBIT INDEX


         Exhibit             Description
         -------             -----------

         4.3 Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan (Five-Year Options), as amended through April 19, 2000.

         5 Opinion of Armstrong Teasdale LLP regarding legality of shares being registered.

         23.1                Consent of Armstrong Teasdale LLP (incorporated in
                             Exhibit 5).

         23.2                Consent of Ernst & Young, LLP.

         24                  Powers of Attorney (see Signature Page).